UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2007, the board of Nara Bancorp, Inc. (“Company”) amended and restated the bylaws of the Company. The bylaws were amended to, among other things, (i) provide that the Company’s securities can be issued in uncertificated form; (ii) provide that notice to the Company to submit a proposal item for consideration at the Company’s annual meeting of stockholders must be made no less than 100 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting; (iii) provide that notice of nomination of a proposed member of the Company’s Board of Directors by a stockholder must be made in writing by a stockholder no less than 100 nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting (from a previous period of no less than 14 days and no more than 50 days prior to any meeting of stockholders); (iv) provide that the Company shall have a Chief Executive Officer in addition to a President, (v) eliminate mandatory indemnification for employees and agents of the Company (other than directors and officers); and (v) augment and clarify the procedures for obtaining indemnification. The foregoing description is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Nara Bancorp, Inc, dated December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: December 28, 2007	/s/ Alvin D. Kang
Alvin D. Kang
Executive Vice President and Chief Financial Officer

3